Exhibit 10.2

WAIVER AND AMENDMENT NO. 1 TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT
WAIVER AND AMENDMENT NO. 1, dated as of July 23, 2014 (this “Amendment”), to the Second Amended and Restated Credit Agreement dated as of June 12, 2009 and amended and restated as of July 20, 2011 (the “Credit Agreement”) among UNITED STATES STEEL CORPORATION (the “Borrower”), the LENDERS party thereto (the “Lenders”), the LC ISSUING BANKS party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”) and Collateral Agent, J. P. Morgan Securities LLC and Barclays Bank PLC as Joint Lead Arrangers and Joint Bookrunners, Barclays Bank PLC, PNC Bank, National Association and The Bank of Nova Scotia as Co-Documentation Agents and Bank of America, N.A. and Citizens Bank of Pennsylvania as Co-Syndication Agents.
The parties hereto agree as follows:
SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after the Amendment Effectiveness Date (as defined below), refer to the Credit Agreement as amended hereby.
SECTION 2. Amendments.
(a)    The definition of “Excluded Subsidiary” in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:
“Excluded Subsidiary” means Chicago Lakeside Development LLC, U. S. Steel Canada Inc. (“U. S. Steel Canada”) and each Subsidiary of U. S. Steel Canada Inc. formed under the laws of Canada or any province thereof; provided, that none of the foregoing Persons shall constitute an Excluded Subsidiary for purposes of Section 5.08.
(b)    The following new definitions are added in Section 1.01 of the Credit Agreement in the appropriate place in alphabetical order:
“Impacted Interest Period” has the meaning set forth in the definition of “London Interbank Offered Rate” in Section 2.06.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“LIBO Screen Rate” has the meaning set forth in the definition of “London Interbank Offered Rate” in Section 2.06.
“Reference Banks” means the principal London offices (or any successor offices) of JPMorgan Chase Bank, N.A., Bank of America, N.A., The Bank of Nova Scotia, Citizens Bank of Pennsylvania, PNC Bank, National Association and Citibank, N.A.
“Reference Rate” has the meaning set forth in Section 9.13.
“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
(c)    The definition of “London Interbank Offered Rate” in Section 2.06 of the Credit Agreement is amended to read in its entirety as follows:
“London Interbank Offered Rate” applicable to any Interest Period means the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the London Interbank Offered Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. If the LIBO Screen Rate is not available at such time for any reason, then the “London Interbank Offered Rate” for such Interest Period shall be the average (rounded, if necessary, to the next higher 1/100 of 1%) of the rates per anum at which U.S. Dollar deposits are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time), two Business Days prior to the commencement of such Interest Period in an amount approximately equal to the principal amount of the applicable Eurodollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.
(d)    Section 5.09 of the Credit Agreement is amended by adding the following sentence at the end thereof:
“No part of the proceeds of any Loan will be used, directly or indirectly, by the Borrower (i) in violation of the U.S. Foreign Corrupt Practices Act, (ii) for the purpose of funding or financing any activities or business of or with any Person that is the subject of sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”
(e)    Section 9.13 of the Credit Agreement is amended by adding the following sentence at the end thereof:
“Additionally, the Borrower agrees to maintain the confidentiality of any information relating to a rate provided by the Administrative Agent or any Reference Bank pursuant to the definition of “London Interbank Offered Rate” (a “Reference Rate”), except (a) to its directors, officers, employees, advisors or Affiliates on a confidential and need-to-know basis in connection herewith, (b) as consented to by the Administrative Agent or such Reference Bank, as applicable or (c) as required by law (including securities laws and GAAP), regulation, judicial or governmental order, subpoena or other legal process or is requested or required by any governmental or regulatory authority or exchange (in which case the Borrower agrees to inform the Administrative Agent or such Reference Bank, as applicable, promptly thereof prior to such disclosure, unless the Borrower is prohibited from giving such notice). Notwithstanding the foregoing, the Borrower may disclose to other financial institutions which provide or may potentially provide financial services to the Borrower or any of its Subsidiaries only the average of all Reference Rates submitted as provided in connection with this Agreement.”
SECTION 3. Waiver.
(a)    The Administrative Agent and the Lenders hereby waive any Event of Default that may occur under Section 7(h) of the Credit Agreement as a result of (x) any Specified Debt (as defined below) being accelerated or (y) the holders of any Specified Debt (or any trustee or agent on their behalf) having the right to cause such Specified Debt to be accelerated or to require the prepayment, repurchase, redemption or defeasance of such Specified Debt, in each case to the extent arising directly from U. S. Steel Canada being the subject of a proceeding for relief of debtors under any bankruptcy, insolvency or reorganization proceeding under the laws of Canada or any province thereof. “Specified Debt” means the Borrower’s 2.75% Senior Convertible Notes due 2019.
(b)    The waiver granted pursuant to Section 3(a) of this Amendment shall be limited precisely as written, and shall not extend to any Default or Event of Default under any other provision of the Credit Agreement.
SECTION 4. Representations of Borrower. The Borrower represents and warrants that (a) the representations and warranties of the Borrower set forth in Article 3 of the Credit Agreement are true on and as of the Amendment Effectiveness Date and (b) no Default has occurred and is continuing on and as of the Amendment Effectiveness Date.
SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
SECTION 7. Effectiveness. This Amendment shall become effective on the first date when each of the following conditions shall have been satisfied (such date, the “Amendment Effectiveness Date”):
(i)    the Administrative Agent shall have received:
(A)    from each of the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof, and
(B)    from the Borrower, for the account of each Lender that shall have executed and delivered a counterpart hereof on or prior to July 21, 2014, a consent fee in an amount of 0.05% of the amount of such Lender’s Commitment; and
SECTION 2.     (ii) the Borrower shall have paid (i) all expenses required to be paid pursuant to the Loan Documents (to the extent invoices shall have provided therefor) and (ii) all fees and expenses required to be paid pursuant to that certain Engagement Letter, dated as of July 9, 2014, between J.P. Morgan Securities LLC and the Borrower.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written.
UNITED STATES STEEL CORPORATION
By: _/s/ L. T. Brockway
Name: L. T. Brockway
Title: Senior Vice President
                        Chief Risk Officer and Treasurer
JPMORGAN CHASE BANK, N.A.
as Administrative Agent, LC Issuing Bank,
Collateral Agent and Lender

By: _/s/ Gitanjali Pundir
Name: Gitanjali Pundir
Title: Vice President
Bank of America, N.A.
By: _/s/ Matthew Bourgeois
Name: Matthew Bourgeois
Title: Senior Vice President
                    THE BANK OF NEW YORK MELLON
By: _/s/ William M. Feathers
Name: William M. Feathers
Title: Vice President

BARCLAYS BANK PLC
By: _/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President
CITIBANK, N.A.
By: _/s/ Brendan Mackay
Name: Brendan Mackay
Title: Director
CITIZENS BANK OF PENNSYLVANIA
By: _/s/ Philip R. Medsger
Name: Philip R. Medsger
Title: Senior Vice President

COMMERZBANK AG NEW YORK &
GRAND CAYMAN BRANCHES

By: _/s/ Kiuli Chan
Name: Kiuli Chan
Title: Director
If a second signature is required:
By: _/s/ Diane Pockaj
Name: Diane Pockaj
Title: Managing Director

Credit Suisse AG, Cayman Islands Branch

By: _/s/ Alain Daoust
Name: Alain Daoust
Title: Authorized signatory
If a second signature is required:
By: _/s/ Michael Spaight
Name: Michael Spaight
Title: Authorized signatory

FIRST COMMONWEALTH BANK

By: _/s/ Brian J. Sohocki
Name: Brian J. Sohocki
Title: Senior Vice President

GOLDMAN SACHS BANK USA

By: _/s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

HSBC Bank USA, N.A.

By: _/s/ Christopher S. Helmeci
Name: Christopher S. Helmeci
Title: SVP/RM

The Huntington National Bank

By: _/s/ Robert Richardson
Name: Robert Richardson
Title: Vice President

ING Bank N.V, Dublin Branch

By: _/s/ Sean Hassett
Name: Sean Hassett
Title: Director
If a second signature is required:
By: _/s/ Emma Condon-Kraeft
Name: Emma Condon-Kraeft
Title: Vice President

JPMorgan Chase Bank N.A.

By: _/s/ Gitanjali Pundir
Name: Gitanjali Pundir
Title: Vice President

MORGAN STANLEY BANK, N.A.,
as a lender

By: _/s/ Bmitriy Barskiy
Name: Bmitriy Barskiy
Title: Authorized Signatory

Natixis, New York Branch

By: _/s/ Arnaud Stevens
Name: Arnaud Stevens
Title: Managing Director
If a second signature is required:
By: _/s/ Paul Moisselin
Name: Paul Moisselin
Title: Vice President

THE NORTHERN TRUST COMPANY

By: _/s/ Andrew Holtz
Name: Andrew Holtz
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By: _/s/ James P. O’Brien
Name: James P. O’Brien
Title: Assistant Vice President

SOCIETE GENERALE

By: _/s/ Barbara Paulsen
Name: Barbara Paulsen
Title: Managing Director

SUMITOMO MITSUI BANKING CORPORATION

By: _/s/ Masaki Sone
Name: Masaki Sone
Title: Managing Director

THE BANK OF NOVA SCOTIA

By: _/s/ Rafael Tobon
Name: Rafael Tobon
Title: Director

U.S. BANK, NATIONAL ASSOCIATION

By: _/s/ Steven Dixon
Name: Steven Dixon
Title: Vice President

WELLS FARGO BANK, N.A.

By: _/s/ Todd R. Nakamoto
Name: Todd R. Nakamoto
Title: Duly Authorized Signer